Exhibit 99.1

Lulus Reports Record Third Quarter 2021 Financial Results

CHICO, Calif., December 14, 2021 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus”) (Nasdaq: LVLU) today reported financial results for the quarter ended October 3, 2021.

Third Quarter 2021 Financial Highlights:

●	Net revenue of $106.3 million, an increase of 95% compared to the prior year period
●	Net income of $2.3 million, an increase of 921% compared to the prior year period
●	Adjusted EBITDA of $11.9 million, an increase of 126% compared to the prior year period and Adjusted EBITDA Margin of 11.2%, a 16% increase compared to the prior year period
●	Earnings per share of $0.13, an increase from $0.01 compared to the prior year period

Third Quarter 2021 Business Highlights:

●	Average Order Value (“AOV”) of $125, compared to the prior year period of $103
●	Last Twelve Months Active Customers of 2.5 million, compared to the prior year period of 2.3 million

David McCreight, CEO of Lulus, said:

“We are very pleased with our strong third quarter results for our first quarterly reporting as a public company. We delivered record Q3 2021 sales with a 95% increase in net revenue compared to Q3 2020, and 16% compared to Q3 2019. Despite uncertainty caused by the pandemic and related global supply chain pressures, our third quarter results highlight the effectiveness of our business model and team, and give us confidence in continued growth and momentum. The LuCrew’s focus on providing a compelling brand experience led to continued growth in new customers acquired with all time high AOVs for both new and repeat customers.”

Balance Sheet

●	Our cash and cash equivalents amounted to $40.9 million as of October 3, 2021, an increase of 163% compared to January 3, 2021.
●	Our cash from operating activities amounted to $41.8 million for the nine months ended October 3, 2021, an increase of 97% compared to the prior year period.
●	We completed our IPO on November 15, 2021 and received net proceeds of $85.6 million. We used the proceeds from our IPO, together with $25 million in borrowings under our new revolving credit facility, to repay amounts outstanding under our term loan.

Financial Outlook

●	For the full year 2021, we expect net revenue between $370 million and $372 million.
●	Adjusted EBITDA for the full year 2021 is expected to be between $38 million and $39 million, which represents growth of 101% and 106% over 2020. This equates to an expected Adjusted EBITDA Margin of 10.3% and 10.5%, as compared to 7.6% in 2020.
●	As a result of paying down our long-term debt following the IPO, we expect reported interest expense for Q4 2021 to be $4 million, which includes the amortization and write-off of loan fees. However, excluding the impact of the non-recurring amortization and write-off of loan fees, interest expense for Q4 2021 is expected to be approximately $1.4 million versus $3.5 million in Q4 2020. We expect that the impact of non-recurring amortization and write-off of loan fees captured in interest expense for Q4 2021 will be $2.6 million.
●	We plan to make capital investments in a third logistics facility starting in Q4 2021.
●	We expect capital expenditures of $3.5 million for the full year 2021.

Lulus’ outlook is based on current indications for its business, which are subject to change. The net sales outlook factors in anticipated headwinds resulting from unknown future impacts related to COVID-19.

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time on Tuesday, December 14, 2021 to discuss its third quarter 2021 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13725267.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, our operations, our growth, our investments, including in a third logistics facility, and our financial results for the fourth quarter and fiscal year ending January 2, 2022. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulu’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ final prospectus filed pursuant to Rule 424(b)(4) on November 12, 2021 and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net loss in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, management fees, and transaction fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed in that period. AOV reflects the average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with Average Order Value, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net revenue	$106,320	$54,533	$278,861	$194,129
Cost of revenue	55,553	30,128	145,561	107,208
Gross profit	50,767	24,405	133,300	86,921
Selling and marketing expenses	20,509	9,481	49,008	35,894
General and administrative expenses	21,196	10,854	57,436	54,179
Income (loss) from operations	9,062	4,070	26,856	(3,152)
Other income (expense), net:
Interest Expense	(3,612)	(3,959)	(11,036)	(11,899)
Other Income, net	16	20	74	86
Total other expense, net	(3,596)	(3,939)	(10,962)	(11,813)
Income (loss) before (provision) benefit for income taxes	5,466	131	15,894	(14,965)
Income tax (provision) benefit	(1,616)	246	(5,075)	(187)
Net income (loss) and comprehensive income (loss)	3,850	377	10,819	(15,152)
Deemed dividend to a preferred stockholder	—	—	—	(504)
Allocation of undistributed earnings to participating securities	(1,574)	(143)	(4,322)	—
Net income (loss) attributable to common stockholder	$2,276	$234	$6,497	$(15,656)
Net earnings per share:
Basic	$0.13	$0.01	$0.37	$(0.90)
Diluted	$0.13	$0.01	$0.37	$(0.90)
Weighted average number of shares:
Basic	17,462	17,462	17,462	17,462
Diluted	17,462	17,462	17,462	17,462

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	October 3, 2021	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$40,927	$15,554
Accounts receivable	6,389	3,832
Inventory, net	23,400	16,895
Asset for recovery	6,230	1,104
Income tax refund receivable	—	2,739
Prepaids and other current assets	4,644	2,675
Total current assets	81,590	42,799
Restricted cash	505	505
Property and equipment, net	2,754	3,090
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	2,023	2,290
Other noncurrent assets	4,441	2,453
Total assets	$145,252	$105,076
Liabilities, Redeemable Preferred Stock, Convertible Preferred Stock and Stockholder’s Deficit
Current liabilities:
Accounts payable	$6,732	$7,161
Income taxes payable	1,004	—
Accrued expenses and other current liabilities	26,864	7,533
Returns reserve	18,344	2,895
Stored-value card liability	6,494	4,973
Revolving line of credit	—	8,580
Long-term debt, current portion	103,393	10,125
Total current liabilities	162,831	41,267
Long-term debt, net of current portion	—	96,856
Other noncurrent liabilities	2,357	2,504
Total liabilities	165,188	140,627
Commitments and Contingencies
Redeemable preferred stock: $0.001 par value, 10,000,001 and 7,500,001 shares authorized as of October 3, 2021 and January 3, 2021, respectively; 8,950,001 and 7,500,001 shares issued and outstanding as of October 3, 2021 and January 3, 2021, respectively; aggregate liquidation preference of $17,900 and $15,000 as of October 3, 2021 and January 3, 2021, respectively.	19,320	16,412
Convertible preferred stock: $0.001 par value, 3,129,635 shares authorized as of October 3, 2021 and January 3, 2021; 3,129,634 shares issued and outstanding as of October 3, 2021 and January 3, 2021; aggregate liquidation preference of $240,000 as of October 3, 2021 and January 3, 2021	117,038	117,038
Stockholder’s deficit:
Common stock: $0.001 par value, 24,000,000 and 21,196,740 shares authorized as of October 3, 2021 and January 3, 2021, respectively; 17,462,283 shares issued and outstanding as of October 3, 2021 and January 3, 2021	18	18
Additional paid-in capital	12,510	10,622
Accumulated deficit	(168,822)	(179,641)
Total stockholder’s deficit	(156,294)	(169,001)
Total liabilities, redeemable preferred stock, convertible preferred stock and stockholder’s deficit	$145,252	$105,076

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	October 3, 2021	September 27, 2020
Cash Flows from Operating Activities
Net income (loss)	$10,819	$(15,152)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,116	2,449
Amortization of debt discount and debt issuance costs	2,041	1,809
Interest expense capitalized to principal of long-term debt and revolving line of credit	2,074	942
Equity-based compensation expense	1,888	8,635
Equity-based compensation expense related to redeemable preferred stock issuance	1,481	8,571
Equity-based compensation related to special compensation liability awards	2,153	—
Write-off of deferred offering costs	—	1,950
Deferred income taxes	(2,144)	1,053
Gain on disposal of assets	—	(2)
Changes in operating assets and liabilities:
Accounts receivable	(2,557)	782
Inventories	(6,505)	12,590
Assets for recovery	(5,126)	995
Income tax (receivable) payable	3,852	164
Prepaid and other current assets	(315)	394
Accounts payable	(1,989)	(2,447)
Accrued expenses and other current liabilities	34,836	(607)
Other noncurrent liabilities	(836)	(942)
Net cash provided by operating activities	41,788	21,184
Cash Flows from Investing Activities
Capitalized software development costs	(919)	(962)
Purchases of property and equipment	(668)	(645)
Proceeds from sale of property and equipment	—	2
Net cash used in investing activities	(1,587)	(1,605)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	—	5,300
Repayments on revolving line of credit	(8,580)	—
Repayment of long-term debt	(7,595)	—
Payment of debt issuance costs	(61)	(132)
Proceeds from the issuance of Series B Preferred Stock, net	1,427	7,337
Advance from Parent	—	37
Repayment of Advance from Parent	—	(2,040)
Other	(19)	(30)
Net cash provided by (used in) financing activities	(14,828)	10,472
Net increase in cash, cash equivalents and restricted cash	25,373	30,051
Cash, cash equivalents and restricted cash at beginning of period	16,059	6,361
Cash, cash equivalents and restricted cash at end of period	$41,432	$36,412
Supplemental Disclosure
Cash paid for income taxes, net of income tax refunds	$3,631	$(6)
Cash paid for interest	$6,996	$7,787
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued expenses	$20	$—
Debt issuance costs included in accrued expenses	$917	$1,222
Deemed dividend to a preferred stockholder	$—	$504
Paid-in-kind interest added to principal balance of long-term debt and revolving line of credit	$2,074	$942
Deferred offering costs in accounts payable	$1,654	$—

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(in thousands, except Average Order Value and percentages)
Gross Margin	47.7%	44.8%	47.8%	44.8%
Adjusted EBITDA	$11,885	$5,249	$35,050	$19,009
Adjusted EBITDA Margin	11.2%	9.6%	12.6%	9.8%
Average Order Value	$125	$103	$120	$108
Active Customers (1)	2,500	2,300	2,500	2,300

(1)	Based on the prior 12-month period ending September 27, 2020 and October 3, 2021. Thus, the metric is the same for the three- and nine-month periods.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three and nine months ended October 3, 2021 and September 27, 2020, respectively, as follows:

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(in thousands)
Net income (loss)	3,850	377	10,819	(15,152)
Excluding:
Depreciation and amortization	695	795	2,116	2,449
Interest expense	3,612	3,959	11,036	11,899
Income taxes	1,616	(246)	5,075	187
Management fees	165	157	482	470
Write-off of previously capitalized transaction fees	—	—	—	1,950
Equity-based compensation	1,947	207	4,040	8,635
Series B / B‑1 equity-based compensation	—	—	1,482	8,571
Adjusted EBITDA	$11,885	$5,249	$35,050	$19,009
Adjusted EBITDA Margin	11.2%	9.6%	12.6%	9.8%

Contacts

Media

Noelle Sadler

Chief Marketing Officer

noelle@lulus.com

Investors

Crystal Landsem

Co-President and Chief Financial Officer

investors@lulus.com